Exhibit 10.6


                      EMPLOYMENT AND CONSULTING AGREEMENT

      THIS EMPLOYMENT AND CONSULTING AGREEMENT ("Agreement") made as of the ______ day of ________, 199_, by and among CITY HOLDING COMPANY, a West Virginia corporation ("City Holding") and FRANK S. HARKINS, JR. ("Harkins").

                                WITNESSETH THAT:

      WHEREAS, Harkins has heretofore been employed and rendered services to Horizon Bancorp, Inc. ("Horizon"), as Chairman of the Board and CEO;

      WHEREAS, Horizon was merged into City Holding on __________ __, 199_, (the "Merger") pursuant to an Agreement and Plan of Reorganization dated as of August 7, 1998 (the "Reorganization Agreement") between Horizon and City Holding;

      WHEREAS, City Holding considers the continued availability of Harkins' services to be important to the management and conduct of City Holding's business and desire to secure for itself the continued availability of Harkins' services; and

      WHEREAS, Harkins is willing to make his services available to City Holding on the terms and subject to the conditions set forth herein.


      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

      1. Employment and Consulting. (a) Harkins is employed solely as a business retention officer of City Holding through May 31, 1999. In such position, Harkins shall encourage the retention of Horizon customers and engage in other transition responsibilities as delegated by the executive management of City Holding. Harkins shall also perform such duties as are customarily performed by one holding such position in other same or similar businesses or enterprises as that engaged in by City Holding, and shall also additionally render such other services and duties as may be reasonably assigned to him from time to time by City Holding, consistent with his position.

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            (b) Commencing on June 1, 1999 and continuing for five years thereafter, Harkins' employment with City Holding shall cease and he shall become a consultant to City Holding. As a consultant, he shall perform such functions as City Holding reasonably may request upon reasonable notice, including, but not limited to, advising and consulting with City Holding as to public relations and marketing matters and attending business and social functions (including golf and other outings) in furtherance of City Holding's business objectives, consistent with his prior positions.

            (c) Harkins hereby accepts and agrees to the employment and consulting arrangements described above, subject to the general supervision and pursuant to the orders, advice, and direction of City Holding, its President and its Board of Directors.

      2. Term of Agreement The term of this Agreement shall commence from and after the date hereof, and shall terminate on May 31, 2004. The term of this Agreement, as may be shortened in accordance with Section 5 or 6 hereof, is hereinafter referred to as the "Term."

      3.    Compensation.

            a. For all services rendered by Harkins to City Holding under this Agreement, City Holding shall pay to Harkins an annual salary or consulting fee, as applicable, of $200,000, payable in accordance with the payroll practices of City Holding applicable to all officers.

            b. Except as otherwise specifically provided herein, for so long as Harkins is employed by City Holding, Harkins also shall be entitled to receive, on the same basis as other officers of City Holding, employee pension and welfare benefits and group employee benefits such as sick leave, vacation, group disability and health, life, and accident insurance and similar indirect compensation which City Holding may from time to time extend to its officers.

            c. City Holding shall, through the Term, provide Harkins with health insurance, and City Holding shall, through the Term, provide Harkins with term life insurance coverage in an amount not less than $250,000.00

            d. City Holding shall pay, through the Term, Harkins' country club dues (but not other club charges) at the Black Knight Country Club.

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            e. City Holding shall, through the Term, furnish Harkins with an automobile in accordance with the customary practices of City Holding for executives at his level.

            f. After Harkins becomes a consultant and for so long as he remains on City Holding's Board of Directors, Harkins shall be paid director's fees payable in accordance with the practices of City Holding applicable to all directors.


      4.    Covenants of Harkins.

            a. Subject to the limitations provided in Sections 4(b) and 4(d) (whichever may be applicable), upon termination of this Agreement prior to the expiration of the Term, Harkins will not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever, engage in the banking and financial services business, which includes consumer, savings, commercial banking and the insurance and trust businesses, or the savings and loan or mortgage banking business, or any other business in which City Holding or its Affiliates are engaged, anywhere in the state of West Virginia and in any county outside of West Virginia contiguous to West Virginia, nor will Harkins solicit, or assist any other person in so soliciting, any depositors or customers of City Holding or its Affiliates or induce any then or former employee of City Holding or its Affiliates to terminate their employment with City Holding or its Affiliates. The term "Affiliate" as used in this Agreement means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "Person" as used in this Agreement means any person, partnership, corporation, group or other entity.

            b. If Harkins voluntarily terminates his employment or consultancy at any time prior to the first anniversary of the effective date of the Merger, Harkins will be subject to the provisions of Section 4(a) until the later of the first anniversary of the Merger or the first anniversary of the termination. If Harkins voluntarily terminates his consultancy at any time after the first anniversary of the Merger, Harkins will not be subject to the provisions of
Section 4(a).

            c. If Harkins' employment or consultancy is terminated for Just Cause (as defined in Section 6(b) herein), Harkins will not be subject to the provisions of Section 4(a).

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            d. If Harkins' employment or consultancy for reasons other than Just
Cause (as defined in Section 6(b) herein) at any time, Harkins will be subject to the provisions of Section 4(a) until the earlier of: (i) the first anniversary of Harkins' termination or (ii) the date as of which Harkins elects to forego any further compensation pursuant to the last sentence of Section
6(c).

            f. During the Term and thereafter, and except as required by any court, supervisory authority or administrative agency or as may be otherwise required by applicable law, Harkins shall not, without the written consent of the Board of Directors of City Holding, or a person authorized thereby, disclose to any person, other than an employee of City Holding or an Affiliate thereof or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Harkins of his duties hereunder, any confidential information obtained by him while in the employ of City Holding, unless such information has become a matter of public knowledge at the time of such disclosure.

            g. The covenants contained in this Section 4 shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Harkins agrees that the restraints imposed herein are necessary for the reasonable and proper protection of City Holding and its Affiliates and that each and every one of the restraints is reasonable in respect to such matter, length of time and the area. Harkins further acknowledges that damages at law would not be a measurable or adequate remedy for breach of the covenants contained in this Section 4 and, accordingly, Harkins agrees to submit to the equitable jurisdiction of any court of competent jurisdiction in connection with any action to enjoin Harkins from violating any such covenants.

      5. Disability. If, by reason of physical or mental disability during the term hereof, Harkins is unable to carry out the essential functions of his employment or consultancy hereunder for twelve (12) consecutive months, his services hereunder may be terminated by action of the Board of Directors of City Holding, City Holding determining so to do upon one month's notice to be given to Harkins at any time after the period of twelve (12) continuous months of disability and while such disability continues. If, prior to the expiration of the one month period after the giving of such notice, Harkins shall recover from such disability and return to the full-time active discharge of his duties, then such notice shall be of no further force and effect and Harkins' employment shall continue as if the same had been uninterrupted. If Harkins shall not so recover from his disability and return to his duties, then his services shall terminate at the expiration date of such one month's notice with the same force and effect as if that date had been the date of termination originally provided for hereunder. During the first twelve (12) months of the period of Harkins' disability, Harkins shall continue to earn all compensation (including bonuses and incentive compensation) to which Harkins would have been entitled as if he had not been disabled, such compensation to be paid at the time, in the amounts,

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and in the manner provided in Section 3(a), inclusive of any compensation received pursuant to any applicable disability insurance plan of City Holding. Thereafter, Harkins shall receive compensation to which he is entitled under any applicable disability insurance plan. In the event a dispute arises between Harkins and City Holding concerning Harkins' physical or mental ability to continue or return to the performance of his duties as aforesaid, Harkins shall submit to examination by a competent physician mutually agreeable to the parties, and his opinion as to Harkins' capability to so perform will be final and binding. Upon termination of Harkins' services by reason of disability, the Term shall end.

      6.    Termination.

            a. If Harkins shall die during the Term, this Agreement and the employment relationship hereunder will automatically terminate on the date of death, which date shall be the last date of the Term.

            b. City Holding shall have the right to terminate Harkins' employment or consultancy under this Agreement at any time for Just Cause, which termination shall be effective immediately. Termination for "Just Cause" shall include termination for Harkins' personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, unethical business practices in connection with City Holding's business, misappropriation of City Holding's assets (determined on a reasonable basis) or those of its Affiliates, or material breach of any other provision of this Agreement, provided that Harkins has received written notice from City Holding of such material breach and such breach remains uncured thirty days after the delivery of such notice. In the event Harkins' employment or consultancy under this Agreement is terminated for Just Cause, Harkins shall have no right to receive compensation or other benefits under this Agreement for any period after such termination.

            c. City Holding may terminate Harkins' employment or consultancy other than for "Just Cause," as described in Subparagraph (b) above, at any time upon written notice to Harkins, which termination shall be effective immediately. In the event City Holding terminates Harkins pursuant to this Subparagraph (c), Harkins will receive the cash compensation specified in
Section 3(a) of this Agreement in each year until the end of the Term, so long as Harkins complies with Section 4(a) of the Agreement until the first anniversary of Harkins' termination. Such amounts shall be payable at the times such amounts would have been paid in accordance with Section 3(a). In addition, Harkins shall continue to receive health insurance coverage from City Holding on the same terms as were in effect prior to Harkins' termination, either under City Holding's plan, as applicable, or comparable coverage, for all periods Harkins receives Termination Compensation. Notwithstanding anything in this Agreement to the contrary, if Harkins breaches Section 4(a) of this Agreement prior to the first anniversary of Harkins' termination pursuant to this Section 6(c), Harkins will not be entitled to receive any further compensation or benefits pursuant to this Section 6(c).


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            d. In receiving any payments pursuant to this Section 6, Harkins shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Harkins hereunder and such amounts shall not be reduced or terminated whether or not Harkins obtains other employment.

      7.    Other Employment.

      During the Term, Harkins shall devote all of his business time, attention, knowledge and skills solely to the business and interests of City Holding and its Affiliates, and City Holding and its Affiliates shall be entitled to all of the benefits, profits and other emoluments arising from or incident to all work, services and advice of Harkins, and Harkins shall not, during the Term hereof, become interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, Harkins or in any other capacity in any other business similar to City Holding's business; provided, however, that nothing herein contained shall be deemed to prevent or limit the right of Harkins to invest in a business similar to City Holding's business if such investment is limited to less than one percent of the capital stock or other securities of any corporation or similar organization whose stock or securities are publicly owned or are regularly traded on any public exchange.

      8.    Miscellaneous.

            a. This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia without regard to conflicts of law principles thereof.

            b. This Agreement constitutes the entire Agreement between Harkins and City Holding, with respect to the subject matter hereof, and supersedes all prior agreements with respect thereto. Without limiting the foregoing, Harkins agrees that this Agreement satisfies any rights he may have had under any prior agreement or understanding with Horizon with respect to his employment by Horizon.

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            c. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

            d. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered in person or by reliable overnight courier service or deposited in the mails, postage prepaid, return receipt requested, addressed as follows:

            To City Holding:

            City Holding Company
            25 Gatewater Road
            Charleston, West Virginia  25313
            Attention:  Robert  A. Henson, Chief Financial Officer

            To Harkins:

            Frank S. Harkins, Jr.
            235 Crystal Avenue
            Beckley, West Virginia  25801

Notices given in person or by overnight courier service shall be deemed given when delivered to the address required by this Section 8(d), and notices given by mail shall be deemed given three days after deposit in the mails. Any party hereto may designate by written notice to the other party in accordance herewith any other address to which notices addressed to him shall be sent.

            e. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

            f. In the event any dispute shall arise between Harkins and City Holding as to the terms or interpretations of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action taken by Harkins to enforce the terms of this Agreement or in defending against any action taken by City Holding, City Holding shall reimburse Harkins for all reasonable costs

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and expenses, including reasonable attorneys' fees, arising from such dispute, proceeding or action, if Harkins shall prevail in any action initiated by Harkins or shall have acted reasonably and in good faith in defending against any action initiated by City Holding. Such reimbursement shall be paid within 10 days of Harkins furnishing written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Harkins. Any such request for reimbursement by Harkins shall be made no more frequently than at 60 day intervals.


                             SIGNATURE PAGE FOLLOWS


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              CITY HOLDING COMPANY


                              By:___________________________
                                   Name:
                                   Title:




                              FRANK S. HARKINS, JR.:


                              ______________________________